Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos 333-192720, 333-207933, 333-215983, 333-222891 and 333-233267) of Kamada Ltd. (the “Company”) of our reports dated February 24, 2021, with respect to the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting of the Company included in this Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ KOST FORER GABBAY & KASIERER
KOST FORER GABBAY & KASIERER
A member of Ernst & Young Global

Tel Aviv, Israel
February 24, 2021